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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Johnson & Johnson of our report dated January 20, 2003, except for Note 22 for which the date is February 10, 2003 relating to the financial statements of Johnson & Johnson, which appears in the Johnson & Johnson 2002 Annual Report to Shareholders, which is incorporated by reference in its Annual Report on Form 10-K for the fiscal year ended December 29, 2002. We also consent to the incorporation by reference of our report dated January 20, 2003 relating to the financial statement schedule, which appears in such Annual Report on Form 10-K.

                                          PricewaterhouseCoopers LLP

New York, New York
June 9, 2003